EXHIBIT 23.3

               INDEPENDENT AUDITORS' REPORT ON
           FINANCIAL STATEMENT SCHEDULE AND CONSENT



The Board of Directors
Wireless One, Inc.


     The audits referred to in our report dated March 22, 1996, except as to Note 15 which is as of August 12, 1996, included the related financial statement schedule for the period from February 3, 1993 (inception) through December 31, 1993 and the years ended December 31, 1994 and 1995, incorporated by reference in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion, on this financial statement schedule based on our audits. In our opinion such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                             KPMG Peat Marwick LLP
                             /s/ KPMG Peat Marwick LLP

New Orleans, Louisiana
October 18, 1996